Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:March 16, 2005

Issuer Name and Ticker or Trading Symbol:PanAmSat
Holding Corporation (PA)

Designated Filer:KKR Millennium GP LLC

Other Joint Filers:	Constellation, LLC, KKR Millennium
Fund, L.P., KKR Associates Millennium L.P., KKR Partners
III, L.P., KKR III GP LLC, Henry R. Kravis, George R.
Roberts, James H. Greene, Jr., Paul E. Raether, Michael W.
Michelson, Perry Golkin, Scott M. Stuart, Edward A.
Gilhuly, Johannes P. Huth, Todd A. Fisher, Marc Lipschultz,
Jacques Garaialde

Address:The principal business address of each of the filers is c/o Kohlberg Kravis Roberts & Co., L.P., 9
West 57th Street, New York, NY 10019

The shares of common stock of the Issuer reported on this Form 3 are held of record by Constellation, LLC. As senior member of Constellation, LLC, KKR Millennium Fund L.P. may be deemed beneficial owner of such shares of common stock of the Issuer held by Constellation, LLC. As the sole general partner of KKR Millennium Fund L.P., KKR Associates
Millennium L.P. may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by Constellation, LLC. As the sole general partner of KKR
Associates Millennium, L.P., KKR Millennium GP LLC also may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by Constellation, LLC. As a member of Constellation, LLC, KKR Partners III, L.P. may also be deemed beneficial owner of such shares of common stock of the Issuer held by Constellation, LLC. As the sole general partner of KKR Partners III, L.P., KKR III GP
LLC may also be deemed beneficial owner of such shares of common stock of the Issuer held by Constellation, LLC.

KKR Millennium GP LLC and KKR III GP LLC are each Delaware limited liability companies, the members of which are Henry
R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E.
Raether, Michael W. Michelson, Perry Golkin, Scott Stuart,
Edward A. Gilhuly, Johannes P. Huth, Todd A. Fisher,
Alexander Navab, Marc Lipschultz and Jacques Garaialde. As members of KKR Millennium GP LLC and KKR III GP LLC, each of the individual Reporting Persons may be deemed to share beneficial ownership of any shares of common stock of the Issuer that KKR Millennium GP LLC or KKR III GO LLC, may be deemed to beneficially own.

Each Reporting person, other than Constellation, LLC, disclaims beneficial ownership of these securities, except to the extent of his or its pecuniary interest therein.
The filing of this statement shall not be deemed and admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the Reporting
Persons, other than Constellation, LLC, are the beneficial owners of all such equity securities covered by this statement.


Signatures:


KKR Millennium GP LLC

Constellation, LLC

KKR Millennium Fund L.P.

KKR Associates Millennium L.P.

KKR Partners III, L.P.

KKR III GP LLC

Henry R. Kravis

George R. Roberts

James H. Greene, Jr.

Paul E. Raether



____________________
Michael W. Michelson
____________
Perry Golkin
________________
Scott M. Stuart
_________________
Edward A. Gilhuly
________________
Johannes P. Huth
______________
Todd A. Fisher
______________
Marc Lipshultz
_________________
Jacques Garaialde

*By /s/ William J. Janetschek
William J. Janetschek, by power of attorney for all
Reporting Persons

Date: March 16, 2005